Exhibit 10(g)

UNSECURED REVOLVING LINE OF CREDIT LOAN AGREEMENT

(FOR BANK HOLDING COMPANY)

Principal	Loan Date	Maturity	Loan No.	Officer

$2,000,000.00	April 21, 2005	May 1, 2007

References above are for Lender’s use only and do not constitute any part of the terms and provisions of this Revolving Line of Credit Loan Agreement.

Borrower:	Frederick County Bancorp, Inc.	Lender:	Atlantic Central Bankers Bank
	P.O. Box 1100		1400 Market Street
	Frederick, MD 21702-0100		P.O. Box 1109
Camp Hill, PA 17001-1109

This UNSECURED REVOLVING LINE OF CREDIT LOAN AGREEMENT made this 21st day of April 2005 by and between:

1.0          PARTIES

1.1           ATLANTIC CENTRAL BANKERS BANK, a state banking institution organized and existing under the laws of the Commonwealth of Pennsylvania, with its principal place of business at 1400 Market Street, P.O. Box 1109, Camp Hill, Commonwealth of Pennsylvania 17001-1109; and

1.2           FREDERICK COUNTY BANCORP, INC., a corporation organized and existing under the laws of the State of Maryland, with its principal place of business at 30 North Market Street, P.O. Box 1100, Frederick, State of Maryland 21702-0100.

2.0          BACKGROUND

2.1           Borrower has requested that Lender extend to Borrower a credit facility in the form of a Revolving Line of Credit not to exceed $2,000,000.00 for a period of time expiring on the Termination Date.

2.2           Lender has agreed to extend to Borrower a credit facility in the form of a Revolving Line of Credit not to exceed $2,000,000.00 for a period of time expiring on the Termination Date, upon and subject to the terms, provisions, covenants and conditions set forth in this Revolving Line of Credit Loan Agreement, in the Revolving Line of Credit Promissory Note for $2,000,000.00, all dated even date herewith.

2.3           Borrower has on this date executed, as obligor, a Revolving Line of Credit Promissory Note for $2,000,000.00 in favor of Lender, as obligee.

3.0          AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained hereinafter and intending to be legally bound hereby, the parties hereto agree as follows:

3.1           DEFINITIONS.  The following words, terms and/or phrases shall have the following meanings and definitions for purposes of this Revolving Line of Credit Loan Agreement:

TERMS	DEFINITION

“Borrower”	Frederick County Bancorp, Inc., its successors and assigns.

“Commitment Amount”	$2,000,000.00

“Commitment Period”	From the date of this Loan Agreement until Termination Date.

“Event of Default”	As set forth and defined in Paragraph 9 of the Note.

“GAAP”	Generally Accepted Accounting Principles.

“Indebtedness”

All monetary and financial obligations, liabilities and indebtedness of Borrower, whether direct, indirect, matured, unmatured, presently existing or hereafter, created, absolute, contingent or non-contingent, liquidated or unliquidated, secured or unsecured and/or joint and/or several or arising of any leases.

“Laws”

All ordinances, statutes, rules, rulings, regulations, orders, decisions, injunctions, writs or decrees of any federal, state and/or local government or political subdivision, agency, bureau, body, authority, department or commission thereof, or quasi-government corporation created by Congress or any state legislature or any federal and/or state court.

“Lender”	Atlantic Central Bankers Bank, its successors and assigns.

“Liabilities”	All Indebtedness that, in accordance with GAAP, consistently applied, shall be classified as liabilities on a balance sheet of the Borrower.

“Loan Agreement”	The Unsecured Revolving Line of Credit Loan Agreement by and between Borrower and Lender dated even date herewith.

“Obligations” and/or “Obligations of Borrower” and/or “Borrower’s Obligations”

The covenants, commitments, undertakings and promises of the Borrower to Lender:

(A)  To pay the principal, interest and late charges, if any, due on the Note in accordance with the terms thereof;

(B)  Set forth in this Loan Agreement and Note;

(C)  To pay all of Lender’s expenses and costs, including the reasonable fees and expenses of its counsel as provided for and set forth in this Loan Agreement and Note; and

(D)  All Indebtedness to Lender.

“Persons”

Any individual, corporation, general or limited partnership, association, joint-stock company, trust, limited liability company, limited liability partnership, unincorporated association, joint venture, or any type of limited liability entity, any state or federal court or state, federal and/or local government or political subdivision or agency, bureau, department, body or authority or commission thereof, or quasi-government corporation created by Congress or any state legislature.

“Records”

Any and all correspondence, memoranda, tapes, discs, papers, book and other documents, or transcribed information of any type or medium, whether in hard copy or stored electronically and whether expressed in ordinary electronic machine or other language including but not limited to all accounting and financial information, books and records and all accounting and financial data and information contained therein.

“Revolving Line of Credit”

The loans and advances of Lender to Borrower during the Commitment Period, not to exceed at any one time the Commitment Amount, pursuant to and subject to the terms, provisions, covenants and conditions of this Loan Agreement and Note , which loans and advances are evidenced by the Note.

“Subsidiary”	Frederick County Bank, it’s successors and assigns.

“Termination Date”	May 1, 2007 or the date which Lender may establish pursuant to Section 3.1 of the “Note”.

3.2           RELATED DOCUMENTS.  The terms, provisions, covenants and conditions of the Note: (a) are incorporated into this Loan Agreement; and (b) shall govern this Loan Agreement. All definitions of capitalized words, phrases and/or terms set forth in the Note shall apply to words, terms and/or phrases set forth in this Loan Agreement which are not expressly defined in this Loan Agreement.

3.3           EXTENSION OF CREDIT FACILITY.

3.3.1        Subject to the terms, provisions and conditions set forth in this Loan Agreement and in the Note, Lender hereby extends to Borrower a credit facility in the form of a Revolving Line of Credit in the Commitment Amount, which shall be available to Borrower during the Commitment Period.

3.3.2        The obligation of Lender to make advances to Borrower on account of the Revolving Line of Credit shall cease on the Termination Date.

3.4           WARRANTIES AND REPRESENTATIONS.

3.4.1        List.  Borrower hereby warrants and represents to Lender that:

A.            Borrower is a corporation organized and existing under the laws of the State of Maryland, has the lawful power to hold and own its property and is duly qualified to do business in those states where the nature of the business transacted by Borrower or the property owned by Borrower make such qualification necessary; and Borrower has not, except as disclosed in writing to Lender, changed its name.

B.            Subsidiary is a corporation organized and existing under the laws of the State of Maryland , has the lawful power to hold and own its property and is duly qualified to do business in those states where the nature of the business transacted by Subsidiary or the property owned by Subsidiary make such qualification necessary; and Subsidiary has not, except as disclosed in writing to Lender, changed its name.

C.            Borrower is not presently in violation of Borrower’s charter, bylaws, any federal and/or state laws which regulate and/or supervise the business conducted by Borrower and/or any licenses and/or approvals issued in favor of Borrower by any federal and/or state departments, bureaus, agencies, commissions, body, authority or quasi-government corporations which regulate and/or supervise Borrower and/or the business conducted by Borrower.

D.            Subsidiary is not presently in violation of Subsidiary’s charter, its bylaws, any federal and/or state laws which regulate and/or supervise the business conducted by Subsidiary and/or any licenses and/or approvals issued in favor of Subsidiary by any federal and/or state departments, bureaus, agencies, commissions, body, authority or quasi-government corporations which regulate and/or supervise Subsidiary and/or the business conducted by Subsidiary.

E.             Borrower is not presently in default under any loan, extension of credit, security agreement, lease, purchase or sales agreement or any other agreement or contract to which Borrower is a party.

F.             Subsidiary is not presently in default under any loan, extension of credit, security agreement, lease, purchase or sales agreement or any other agreement or contract to which Subsidiary is a party.

G.            The execution of this Loan Agreement and the Note and the performance of Borrower’s Obligations will not cause Borrower to be in default of any loan, extension of credit, security agreement, lease, purchase or sales agreement, or any other agreement or contract to which Borrower is a party.

H.            Borrower has complied with all applicable Laws with respect to: (1) any restrictions, specifications or other requirements pertaining to Borrower, (2) the conduct of Borrower’s business operations; and/or (3) the use, maintenance and operation of any of the real and personal properties owned or leased by Borrower.

I.              Borrower has the power and authority to enter into this Loan Agreement and the Note and perform the Obligations of Borrower and the extension by Lender to Borrower of the Revolving Line of Credit and loans and advances made by Lender to Borrower under the Revolving Line of Credit and/or the execution of this Loan Agreement and the Note will not violate the charter, articles of incorporation, bylaws, any federal and/or state Laws which regulate and/or supervise the business conducted by Borrower and/or any licenses and/or approvals issued in favor of Borrower by any federal and/or state departments, bureaus,  agencies, commissions, body, authority or quasi-government corporations which regulate and/or supervise Borrower and/or the business conducted by Borrower.

J.             Borrower is not presently a defendant in any lawsuit filed against Borrower or any counterclaim filed against Borrower in any lawsuit filed by Borrower in which Borrower is the plaintiff.

K.            Subsidiary is not presently a defendant in any lawsuit filed against Subsidiary or any counterclaim filed against Subsidiary in any lawsuit filed by Subsidiary in which Subsidiary is the plaintiff.

L.             Borrower is not the subject of any investigation by federal and/or state banking regulators and Borrower is not the subject to any pending judicial, administrative and/or state and/or federal agency order, notice, claim, litigation and/or proceeding affecting Borrower or Borrower’s assets.

M.           Subsidiary is not the subject of any investigation by federal and/or state banking regulators and Subsidiary is not the subject to any pending judicial, administrative and/or state and/or federal regulatory agency order, notice, claim, litigation and/or proceeding affecting Subsidiary or Subsidiary’s assets.

N.            The Revolving Line of Credit provided for in this Loan Agreement has been approved by action of the Board of Directors of Borrower taken in accordance with Borrower’s bylaws, articles of incorporation, charter and/or any licenses and/or approvals issued in favor of Borrower by any federal and/or state departments, bureaus, agencies, commissions, body, authority or quasi-government corporations which regulate and/or supervise Borrower and/or the business conducted by Borrower.

O.            No consent, approval or authorization of, or filing, registration or qualification with any Person is required to be obtained by Borrower in connection with the execution and delivery of this Loan Agreement and the Note or the undertaking or performance of any Obligations hereunder; and if consents, approvals or authorizations are required, all consents, approvals or authorizations have been obtained on or prior to such execution and delivery of this Loan Agreement and the Note by Borrower.

P.             The most recent financial information submitted by Borrower to Lender, prior to Borrower executing this Loan Agreement, including but not limited to the most recent year end financial statement of Borrower, is true and correct, fairly represents the financial condition of Borrower as of the date of said financial information and the results of Borrower’s business operations for the period indicated in said financial information and discloses all Indebtedness of Borrower as of the date of said financial information and as of the date of the most recent year end financial statement.

Q.            There has been no material adverse change in the financial condition of Borrower from the date of the most recent financial information submitted by Borrower to Lender prior to Borrower executing this Loan Agreement.

R.            At the date of this Loan Agreement, no Indebtedness has been or will be incurred other than obligations incurred in the ordinary course of business and other than that certain unsecured note dated January 27, 2004 in the amount of $450,000.00 between Borrower and J. Edward Poole.

S.             The most recent financial information submitted by Subsidiary to Lender, prior to Borrower executing this Loan Agreement, including but not limited to the most recent year end financial statement of Subsidiary, is true and correct, fairly represents the financial condition of Subsidiary as of the date of said financial information and the results of Subsidiary’s business operations for the period indicated in said financial information and discloses all Indebtedness of Subsidiary as of the date of said financial information and as of the date of the most recent year end financial statement.

T.            There has been no material adverse change in the financial condition of Subsidiary from the date of the most recent financial information submitted by Subsidiary to Lender prior to Borrower executing this Loan Agreement.

U.            Since the date of the submission of the most recent financial information submitted by Subsidiary to Lender prior to Borrower executing this Loan Agreement, Subsidiary has not incurred any Indebtedness other than normal operating obligations incurred in the ordinary course of Subsidiary’s business.

V.            This Loan Agreement and the Note, when delivered, will be valid, binding and enforceable in accordance with their respective terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting creditors’ rights generally or the rights of creditors of companies that control institutions, the deposits of which are insured by the Federal Deposit Insurance Corporation and to the application of equitable principles and judicial discretion in a proceeding at law or in equity.

W.           Except as otherwise permitted by the provisions hereof, the Borrower has filed or caused to be filed all federal, state and local tax returns and other reports Borrower is required by law to file prior to the date hereof and which are material to the conduct of Borrower’s business, and has paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof and/or has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable.  The Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges for which the Borrower may be liable.

X.            Except as otherwise permitted by the provisions hereof, the Subsidiary has filed or caused to be filed all federal, state and local tax returns and other reports Subsidiary is required by law to file prior to the date hereof and which are material to the conduct of Subsidiary’s business, and has paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof and/or has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable.  The Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges for which Subsidiary may be liable.

Y.            Any and all Indebtedness of Borrower is set forth in the most recent financial information submitted by Borrower prior to Borrower executing this Loan Agreement and is described in the notes to the Borrower’s financial statements or has otherwise been disclosed to Lender in writing.

Z.            Any and all Indebtedness of Subsidiary is set forth in the most recent financial information submitted by Borrower prior to Borrower executing this Loan Agreement and is described in the notes to the Subsidiary’s financial statements or has otherwise been disclosed to Lender in writing.

AA.        Borrower has not made any agreement or taken any action which may cause any Person to become entitled to a commission or finder’s fee as a result of the extension of this Revolving Line of Credit by Lender to Borrower.

BB.          Intentionally Omitted

3.4.2       Renewal of Warranties and Representations.

Each time Lender makes a loan and/or advance to Borrower under the Revolving Line of Credit, Borrower shall be deemed to have renewed the warranties and representations set forth in Paragraph 3.4.1 hereof.

3.4.3       Survival.

All warranties and representations set forth in Paragraph 3.4.1 hereof shall remain in full force and effect until all Obligations of Borrower have been satisfied.

3.5          COVENANTS OF BORROWER.

3.5.1       Affirmative Covenants of Borrower.

As long as Borrower is obligated to Lender on the Obligations, Borrower will:

A.            Maintain the corporate existence of Borrower;

B.            Duly pay and discharge all taxes, assessments and government levies assessed against and/or upon Borrower, the income of Borrower and/or the assets of Borrower prior to the date when said taxes, assessments and/or governmental levies, if not paid, are assessed a penalty for late and/or non-payment;

C.            Promptly notify Lender of any litigation and/or arbitration which materially affects the business operations and/or assets of Borrower and/or Subsidiary - the term “material” shall refer to any litigation and/or arbitration filed against Borrower and/or Subsidiary which seeks a monetary recovery against Borrower and/or Subsidiary of or in excess of $50,000.00;

D.            Promptly notify Lender of any federal and/or state governmental investigation and/or governmental proceeding which could reasonably be expected to: (i) substantially interfere with the normal business operations of Borrower and/or Subsidiary; (ii) adversely affect the financial condition and/or assets of Borrower and/or of Subsidiary; and/or (iii) result in the seizure and/or taking control of Borrower’s business and/or Borrower’s assets and/or Subsidiary’s business and/or Subsidiary’s assets and/or which results in the closing and terminating of the business operations of Borrower and/or Subsidiary.

E.             Maintain and keep proper Records in accordance with GAAP, consistently applied, in which full, true, complete and correct entries of all transactions shall be made concerning Borrower, Borrower’s assets and the business operations of Borrower;

F.             Maintain and pay for fire and extended casualty insurance on all tangible assets of Borrower;

G.            Financial Reporting.

1.             Within one-hundred and twenty (120) days of each fiscal year-end and annually thereafter, Borrower will provide copies of the complete and fully audited financial statement of Borrower, prepared in accordance with GAAP, consistently applied, and prepared by a certified public accounting firm acceptable to Lender which year end financial statement shall contain a balance sheet, profit and loss statement, statement of retained earnings and statement of cash flow as well as all notes to said financial statement; and

2.             Within one-hundred and twenty (120) days of each fiscal year-end and annually thereafter, Borrower will provide copies of the complete and fully audited financial statement of Subsidiary, prepared in accordance with GAAP, consistently applied, and prepared by a certified public accounting firm acceptable to Lender which year end financial statement shall contain a balance sheet, profit and loss statement, statement of retained earnings and statement of cash flow as well as all notes to said financial statement;

3.             Within thirty (30) days of each calendar quarter-end, Borrower will provide a copy of The Reports of Condition and Income (Call Report) as required to be submitted to their primary regulatory agency, for Subsidiary of Borrower.

H.            Borrower will, when requested to do so, make available for inspection by duly authorized representatives of the Lender the records of Borrower and will furnish the Lender with any information regarding its affairs and financial condition within a reasonable time after written request therefore;

I.              Use of Funds.

Borrower will only utilize loans and advances made on account of the Revolving Line of Credit for short term financing to down-stream funds to the Subsidiary and/or for working capital and/or to partially fund the purchase of stock and/or investments in another bank or financial institution with such purchase of stock or investment being limited to the amount of $500,000 under this Revolving Line of Credit;

J.             Rating.

Subsidiary will at all times maintain an adequately capitalized status as defined by FIRREA;and/or

K.            The Borrower will pay, when due, (or within applicable grace periods) all Indebtedness due Persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefore by the Borrower for the payment of any principal (or installment thereof) of, or interest on, any such Indebtedness.  The Lender shall have the right, in its discretion, to pay such interest or principal for the account of the Borrower and be reimbursed by the Borrower therefore; and/or

Borrower shall cause Subsidiary to duly pay and discharge all taxes, assessments and government levies assessed against and/or upon Subsidiary, the income of Subsidiary and/or the assets of Subsidiary prior to the date when said taxes, assessments and/or governmental levies, if not paid, are assessed a penalty for late and/or non-payment.

Intentionally Omitted

3.5.2       Negative Covenants of Borrower.

As long as Borrower is obligated to Lender on the Revolving Line of Credit, Borrower will not:

A.            Borrow any funds from any Persons and/or incur any additional Indebtedness other than obligations incurred in the ordinary course of business and other than from Lender with the exception of that certain note referenced in Section 3.4.1 R herein;

B.            Not grant liens, security interests and/or encumbrances on any assets of Borrower;

C.            Not sell, assign, give and/or transfer to any Persons any of the right, title and interest of Borrower in assets of Borrower other than in the normal course of business;

D.            Not endorse, assume, guaranty, become surety for or otherwise become and/or remain liable for Indebtedness of any Persons, except that Borrower may endorse negotiable or other instruments for deposit, collection or similar transactions in the ordinary course of business of Borrower;

E.             Not engage in any sales, leases and/or transfers of assets of Borrower to any affiliate and/or Subsidiary of Borrower other than in the ordinary course of business; and/or

F.             Intentionally Omitted

3.6          MISCELLANEOUS PROVISIONS

3.6.1        Applicable Law.  This Loan Agreement will be governed by, construed, interpreted and enforced in accordance with federal law and the laws of the Commonwealth of Pennsylvania.

3.6.2        Choice of Venue and Jurisdiction.  Borrower consents and agrees that, at the sole discretion of Lender, any and all legal and/or equitable proceedings arising directly or indirectly out of or relating directly or indirectly to the Revolving Line of Credit, this Loan Agreement and/or the Note, the enforcement and/or to the interpretation of the Revolving Line of Credit, this Loan Agreement and/or the Note and/or any action or conduct taken or omitted from being taken by Lender and its present and former officers, agents, employees, representatives, attorneys and servants shall be maintained in the Courts of Common Pleas of Cumberland County, Pennsylvania.  Borrower hereby voluntarily, intelligently and knowingly consents to personal jurisdiction and venue in favor of the Courts of Common Pleas of Cumberland County, Pennsylvania.  Lender may file an original counterpart or copy of this Section of this Loan Agreement with any court as written evidence of the consent of Borrower to jurisdiction and venue of the Court of Common Pleas of Cumberland County, Pennsylvania.

3.6.3        The terms and provisions of this Loan Agreement shall be binding upon Borrower, and upon Borrower’s successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.  However, Borrower may not assign this Loan Agreement and/or the Note or the rights and privileges set forth in this Loan Agreement and/or the Note without the prior written consent of a duly authorized officer of Lender.

3.6.4        Lender may transfer, assign and/or sell participations in the Revolving Line of Credit, this Loan Agreement and the Note at any time without the need to procure the consent of Borrower and without any requirement on the part of Lender to notify Borrower.

3.6.5        Paragraph headings contained herein are for descriptive purposes only and do form part of the terms and provisions of this Loan Agreement.

3.6.6        This Loan Agreement and the Note contain all of the terms, provisions, covenants and conditions regarding the extension by Lender to Borrower of the Revolving Line of Credit and there are no terms, provisions, covenants and conditions regarding the Revolving Line of Credit which are not set forth in this Loan Agreement and the Note.

3.6.7        Upon the occurrence of an Event of Default in the event Lender enforces its rights and remedies under this Loan Agreement and/or the Note, in the event Borrower files any federal bankruptcy, dissolution, insolvency or receivership proceeding or any federal bankruptcy, dissolution, insolvency or receivership proceeding is filed against Borrower, in the event of any litigation between Lender and Borrower, and/or in the event any federal and/or state agency, bureau, department, body, authority, commission or quasi-government corporation, which regulates Borrower and/or Borrower’s business, seizes and/or takes control of Borrower’s business and/or Borrower’s assets and/or closes and terminates the business operations of Borrower, Lender shall be entitled to reasonable legal fees and costs in connection with: (1) the enforcement of the terms and provisions of this Loan Agreement and in the Note; (2) collection of amounts owed by Borrower to Lender pursuant to this Loan Agreement and the Note; (3) any bankruptcy, dissolution, insolvency or receivership proceeding filed by and/or against Borrower and/or Subsidiary; (4) defense of any lawsuit filed against Lender by Borrower; (5) execution against assets of Borrower; and/or (6) any action and/or proceeding by any federal and/or state agency, bureau, department, commission, body, authority or quasi-government corporation, which regulates the Borrower and/or Borrower’s business and/or Subsidiary and/or Subsidiary’s business which results in the seizure and/or taking control of Borrower’s business and/or Borrower’s assets and/or Subsidiary’s business and/or Borrower’s business and/or which results in the closing and terminating of the business operations of Borrower and/or Subsidiary.  Costs and expenses include but are not limited to Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy, dissolution, insolvency or receivership proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services as well as all costs and expenses incurred by Lender.

3.6.8        Time shall be deemed of the essence in the performance of the Obligations, promises and covenants of Borrower set forth in this Loan Agreement.

3.6.9        Severability.  The provisions of this Loan Agreement and the Note are deemed to be severable, and the invalidity or unenforceability of any provision in this Loan Agreement and/or the Note shall not affect or impair the remaining provisions in this Loan Agreement and the Note which shall continue in full force and effect.

3.6.10      No Third Party Beneficiaries.  The rights and benefits of this Loan Agreement and the Note shall not inure to the benefit of any third party.

3.6.11      Modification.  No modification of this Loan Agreement and/or the Note shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

3.6.12      Integration.  The Loan Agreement and the Note shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender’s rights, powers, remedies and security.  In the event of any inconsistency between the terms of this Loan Agreement and the Note, the terms, which are more favorable to Lender, shall prevail and shall govern.

3.6.13      Survival.  All covenants, agreements, representations and warranties made by the Borrower in this Loan Agreement and in the Note or made by or on its behalf in connection with the transactions contemplated here shall be true at all times this Agreement is in effect and shall survive the execution and delivery of this Loan Agreement and the Note notwithstanding any investigation at any time made by Lender or on its behalf and the making by Lender of the loans or advances to the Borrower.  All statements contained in any certificate, statement or other document delivered by or on behalf of Borrower pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by the Borrower.

3.6.14      Borrower hereby waives all rights to trial by jury with regards to any and all issues, matters, actions, causes of action, and/or claims sounding in contract, law, equity, tort or otherwise,  arising directly or indirectly out of or relating directly or indirectly to the Revolving Line of Credit, this Loan Agreement and/or the Note, the enforcement and/or to the interpretation of the Revolving Line of Credit, this Loan Agreement and/or the Note and/or any action or conduct taken or omitted from being taken by Lender and its present and former officers, agents, employees, representatives, attorneys and servants. Lender may file an original counterpart or copy of this section of this Loan Agreement with any court as written evidence of the consent of Borrower to the waiver of Borrower’s right to a trial by jury.  Borrower hereby acknowledges that Borrower has had ample opportunity to consult with counsel for Borrower concerning the impact on Borrower’s legal rights and remedies of this waiver and Borrower hereby voluntarily, intelligently and knowingly waives the right to a trial by jury.

IN WITNESS WHEREOF, FREDERICK COUNTY BANCORP, INC. and ATLANTIC CENTRAL BANKERS BANK have hereunto caused their duly authorized corporate officers to execute this UNSECURED REVOLVING LINE OF CREDIT LOAN AGREEMENT on the date first written above, intending to be legally bound hereby.

FREDERICK COUNTY BANCORP, INC.

Attest:	By:	/s/ Martin S. Lapera
Martin S. Lapera, President

ATLANTIC CENTRAL BANKERS BANK

Attest:	By:	/s/ Bernadette M. Kibe
Bernadette M. Kibe
Loan Administration Officer